Exhibit 5.1

LEGALITY OPINION

DLA Piper LLP (US) 414 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 T 919.786.2000 F 919.786.2200 W www.dlapiper.com

May 14, 2009

Cornerstone Core Properties REIT, Inc.

1920 Main Street, Suite 400

Irvine, California 92614

Re:                               Registration Statement on Form S-11 (Registration No. 333-155640)

Ladies and Gentlemen:

We are acting as counsel to Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 77,350,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), for issuance and sale by the Company.  We are furnishing this opinion letter pursuant to Item 36(b) of Form S-11 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Articles of Amendment and Restatement of Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Registration Statement, as amended to date, including the prospectus included therein (the “Prospectus”) and the exhibits thereto, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter and other documents that we deemed appropriate to render the opinion set forth herein.  We also have made such further legal and factual examinations and investigations as we deemed appropriate to render the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied without investigation upon certificates or other comparable documents of public officials and officers of the Company.

Our opinion set forth below is limited to matters governed by the laws of the State of Maryland and the federal laws of the United States.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon payment therefor, as contemplated by the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter with the Commission, or with any official or agency administering the securities laws of a jurisdiction, as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)